EXHIBIT 10.2


COMMERCIAL PROPERTY LEASE

The State of New Mexico County of Bernalillo

This lease is made between MicroDexterity Systems, Inc., of 9620 San Mateo Bl. NE, Albuquerque, NM 87113, herein referred to as lessor, and, Novint Technologies, of 9620 San Mateo Bl. NE, Albuquerque, NM 87113, herein referred to as Lessee.

Lessor hereby leases to lessee and lessee hereby hires the space presently known as:

One office immediately adjacent to the reception office and access to the conference room, rest rooms, kitchen and other common areas in the building located at 9620 San Mateo Bl. NE, Albuquerque, NM 87113, referred to below as the building, the same constituting 140 square fee, MOL.

The space is leased for a term of one month, to commence on 18 May 2002 and to continue from month to month thereafter until canceled upon 30 days prior notice by either party.

The monthly rental shall be $800 (Eight Hundred and 0/lOOths Dollars). The monthly rental shall be payable in Manhattan Scientifics (MHTX) common stock in an amount of shares calculated from the fo1lowing formu1a:
   MHTX shares -- $800 / (MHTX share closing price on previous trading day) Lessee may pay rent in an advance block of up to twelve months rent at one time. Lessor will refund any excess rent if the lease is cancelled as prescribed in this lease.

Lessee shall pay rent, and any additional rental as provided below, to lessor at lessor's above stated address, or at such other place as lessor may designate in writing, without demand, and without counterclaim, deduction or setoff.

Lessee shall use and occupy the premises as an Executive Office and for no other purpose. Lessor represents that the premises may be lawfully used for such purpose.

Lessee shall commit no act of waste and shall take good care of the premises and the fixtures and appurtenances therein, and shall, in the use and occupancy of the premises, conform to all laws, orders and regulations of the federal, state, and municipal government of any of their departments. All improvements made by lessee to the premises which are so attached to the premises that they cannot be removed without material injury to the premises, shall become the property of lessor upon installation.

Not later than the last day of the term lessee shall, at lessee's expense, remove all of lessee's personal property and those improvements made by lessee which have not become the property of the lessor, including trade fixtures, cabinet work, movable paneling, partitions and the like; repair all injury done by or in connection with the installation or removal of the property and improvements; surrender the premises in as good condition as they were at the beginning of the term, reasonable wear and damage by fire, the elements, casualty, or other cause not due to the misuse or neglect by lessee or lessee's agents, servants, visitors, servants or licensees, excepted. All property of the

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lessee remaining on the property after the last day of the tern of this lease shall be conclusively deemed abandoned and may be removed by lessor, and lessee shall reimburse lessor for the cast of such removal. Lessor may have any such property stored at lessee's risk and expense.

Lessee shall not, without first obtaining the written consent of the lessor, make any alterations, additions or improvements in, to or about the premises.

Lessee shall not do or suffer anything to be done on the premises which will cause an increase in the rate of fire insurance on the building.

Lessee shall not permit the accumulation of waste or refuse matter on the leased premises or anywhere in or near the building.

Lessee shall not, without first obtaining the written consent of the lessor, abandon the premises, or allow the premises to become vacant or deserted.

Lessee shall not, without obtaining the written consent of the lessor, assign, mortgage, pledge, or encumber this lease, in whole or in part, or sublet the premises or any part of the premises.

Lessee shall observe and comply with such reasonable rules and regulations as may be established from time to time by lessor.

If the building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by lessor, will equal or exceed 60% of the replacement value of the building, just prior to the occurrence of the damage, then lessor may, no later than the seventh day following the damage, give lessee a notice of election to terminate the lease. In the event of such election this lease shall be deemed to terminate as of the date of the damage or destruction, and lessee shall surrender the premises within a reasonable time thereafter, and any pre-paid rent shall be refunded proportionally.

If the premises or any part of the premises, or any part of the building materially affecting lessee's use of the premises, be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent shall be apportioned as of the termination date and any rent paid for any period beyond such date shall be repaid to lessee.

This lease shall be subject and subordinate to all underlying leases and to mortgages which may now or hereafter affect such leases or the real property of which the premises form a part, and also all renewals, modifications, consolidations, and replacements of the underlying leases and mortgages. Lessee agrees to execute such estoppel letters or other documents required to confirm the same.

Lessor may enter the premises at any reasonable time, upon adequate notice to lessee (except that no notice need be given in case of an emergency) for the purpose of inspection or the making of such repairs, replacements, or additions in, to, on and about the premises or the building, as lessor deems necessary or desirable.

Lessor shall make repairs, except where the repair has been made necessary by misuse or neglect by lessee or lessee, to the structural items defined as the roof, walls, and items within the walls. All other repairs shall be the sole responsibility of the lessee.

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Lessor agrees to furnish electricity for usual office requirements; however, lessee shall not use any electrical equipment which in lessor's reasonable opinion will overload the wiring installations or interfere with the reasonable use of such installations by lessor or other tenants in the building.

Lessor agrees to let the lessee store furniture throughout the open areas of the building. This furniture will be available or use by the lessor on a temporary basis. Since this additional area is not being leased by the lessee, the stored furniture may be moved or relocated at the sole discretion of the lessor.

The furniture that will be stored in the lessor's facility will constitute a security deposit. If the lessee should abandon the property or fail to pay the monthly rent as defined above, the furniture may be sold or converted to the use of the lessor in payment of that rent at a rate consistent with current fair market value of the stored furniture. Such transfer or conversion relating to the furniture will be at the sole discretion of the lessor and will not automatically occur unless the lessee abandons the property.

Lessor shall not maintain insurance for theft, fire, or other damage to property belonging to lessee. Lessee shall not be covered by any insurance policy maintained by the lessor for liability, personal injury, worker's compensation, health, or any other coverage. Lessee shall indemnify lessor against loss associated with any activity of lessee including but not limited to; persons visiting lessee; business activity of lessee; or any injury that might occur as a result of allowing lessee access to the lessor's facility. Lessee shall hold the lessor harmless in any and all actions resulting from the lessee's use of the lessor's facility.

This document represents the entire agreement of the parties and there are no representations not stated herein, and this agreement may only be modified by a writing executed by both parties hereto.

Dated:  5/29/02

/s/ J. Michael Stuart
---------------------
J. Michael Stuart
MicroDexterity Systems, Inc.


/s/ Tom Anderson
----------------
Tom Anderson
Novint Technologies